SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013

LEAP WIRELESS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34865	33-0811062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5887 Copley Drive, San Diego, California 92111

(Address of principal executive offices) (Zip Code)

(858) 882-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On July 12, 2013, AT&T Inc. (“AT&T”) entered into an Agreement and Plan of Merger, dated as of July 12, 2013 (the “Merger Agreement”), with Leap Wireless International, Inc., a Delaware corporation (“Leap”), Mariner Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of AT&T (“Merger Sub”), and Laser, Inc., a Delaware corporation (the “Stockholders’ Representative”), pursuant to which the parties agreed that, upon the terms and subject to the conditions set forth in the Merger Agreement, AT&T will acquire Leap in a transaction in which Leap stockholders would receive $15.00 in cash for each outstanding share of Leap’s common stock, plus one non-transferable contingent value right (“CVR”) per share (together, the “Merger Consideration”). The CVR will entitle each Leap stockholder to a pro rata share of the net proceeds of the future sale of the license granted to Leap by the FCC having the call sign WQJQ707 (the “License”).

The Merger Agreement provides that, on the terms and subject to conditions thereof, Merger Sub will be merged with and into Leap (the “Merger”) with Leap continuing as the surviving corporation in the Merger, and each outstanding share of common stock of Leap (other than excluded shares) will cease to be outstanding and will be converted into the right to receive the Merger Consideration.

Leap has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) not to solicit proposals relating to alternative transactions or, subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative transactions, and (ii) subject to certain exceptions, not to withhold, withdraw or modify in a manner adverse to AT&T the recommendation of Leap’s Board of Directors (the “Leap Board”) that Leap’s stockholders adopt the Merger Agreement. Leap may furnish non-public information to a third party who has made an unsolicited proposal that the Leap Board determines could be reasonably expected to result in a Superior Proposal (as defined in the Merger Agreement) and may engage in discussions with such third party. However, prior to any Change of Recommendation by the Leap Board, AT&T will have the right for 4 business days (3 business days for subsequent related notices) following notice that management of Leap intends to recommend a Change of Recommendation to propose revisions to the Merger Agreement and the Leap Board must negotiate in good faith and consider such revised terms prior to making a determination to Change of Recommendation. Even if the Leap Board changes its recommendation, Leap must continue to submit the Merger Agreement to a vote of its stockholders. As described below, a termination fee may be payable by Leap to AT&T if Leap makes a Change of Recommendation.

Consummation of the Merger is subject to various customary conditions, including, among others, the adoption of the Merger Agreement by the requisite vote of Leap’s stockholders; expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; approval of the transaction by the Federal Communications Commission (the “FCC”); and approval of the transaction by applicable state public utility commissions. The parties have agreed to use their respective reasonable best efforts to obtain all necessary regulatory approvals for the Merger provided that AT&T will not be obligated to agree to divestitures or other restrictions that would have any effect on AT&T or to divestitures or other restrictions that would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) on Leap and its subsidiaries, taken as a whole. It is a condition to AT&T’s obligation to consummate the Merger that the FCC approval has been obtained by Final Order (as defined in the Merger Agreement) and that other regulatory approvals have been obtained, in each case without the imposition of an Adverse Regulatory Condition (as defined in the Merger Agreement).

The Merger Agreement also provides for certain termination rights for both AT&T and Leap, including the right of either party to terminate the Merger Agreement if the Merger is not consummated by July 11, 2014 (the “Termination Date,” as it may be extended in certain circumstances to January 11, 2015) and the right of AT&T to terminate the Merger Agreement if the Leap Board has made a Change of Recommendation (as defined in the Merger Agreement). A termination fee of $46,300,000 is payable by Leap to AT&T upon termination of the Merger Agreement under specified circumstances following the making of an Acquisition Proposal (as defined in the Merger Agreement), including as a result of a Change of Recommendation relating to a Superior Proposal. A termination fee of $71,245,000 will be payable by Leap to AT&T if the Merger Agreement is terminated by AT&T or Leap because stockholder approval was not obtained following a Change of Recommendation, or by AT&T following a Change of Recommendation, and in each case the Change of Recommendation was in connection with an Intervening Event (as defined in the Merger Agreement).

If the Merger Agreement is terminated because the Termination Date has been reached because there is an order of a governmental entity permanently preventing completion of the transaction or as a result of a breach by AT&T and AT&T’s breach materially contributed to the failure to receive regulatory approval, and, at the time of such termination, all regulatory approvals have not been received or the transaction has been enjoined, Leap, subject to certain exceptions, will have the option within 30 days of termination of the Merger Agreement to enter into a three-year LTE data roaming agreement with AT&T, which will provide coverage in certain of Leap’s markets not covered by Leap’s LTE network. If Leap enters into the roaming agreement, AT&T will then have the option within 30 days after entry into the roaming agreement to purchase certain of Leap’s spectrum assets. If AT&T does not exercise its right to purchase all of the specified spectrum assets, Leap can then within 60 days after expiration of AT&T’s option require AT&T to purchase all of the specified assets.

The foregoing summary of the Merger Agreement is qualified in its entirety by the full text of such agreement, which is attached hereto as Exhibit 2.1, and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Leap, AT&T or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Leap’s public disclosures.

Voting Agreement

Affiliates of MHR Fund Management (“MHR”), which collectively own approximately 29.8% of the outstanding shares of Leap’s common stock, have entered into a voting agreement with AT&T and Leap, pursuant to which MHR has agreed to vote such shares in favor of adoption of the Merger Agreement and against any competing acquisition proposals, subject to the limitation set forth in the voting agreement (the “Voting Agreement”). MHR’s obligations under the Voting Agreement will terminate upon (i) the termination of the Merger Agreement in accordance with its terms and (ii) certain material amendments to the Merger Agreement.

The foregoing summary of the Voting Agreement is qualified in its entirety by the full text of such agreement, the form of which is attached to the Merger Agreement as Exhibit A thereto.

Contingent Value Rights Agreement

At the closing of the Merger, AT&T will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with Leap, the Stockholders’ Representative and a rights agent (the “Rights Agent”) providing for the terms of the CVRs. The Stockholders’ Representative will have the authority to take efforts to eliminate interference to the License and to conduct a sales process with respect to the License. Upon a sale of the License, the Rights Agent will distribute to the holders of the CVRs the cash proceeds received by Leap or its affiliates from the sale, less (i) certain fees and expenses of Leap and its affiliates, the Stockholders’ Representative and the Rights Agent, (ii) an amount equal to the product of (1) the excess of the cash proceeds over the tax basis of the License at the Effective Time and (2) an assumed tax rate of 38.5%, and (iii) the amount of unsatisfied contingent liabilities relating to the License or the transactions contemplated by the CVR Agreement. If an agreement to sell the License is not entered into within two years after the closing of the Merger, or a sale of the License has not been completed within three years after the closing of the Merger in the event an agreement for the sale of the License has been entered into but has not yet closed, then Leap will assume control of the License and be permitted to dispose of the License in its sole discretion, with the distributable proceeds from such sale to be distributed by the Rights Agent to the holders of the CVRs.

The foregoing summary of the CVR Agreement is qualified in its entirety by the full text of such form of agreement, which is attached to the Merger Agreement as Exhibit B thereto.

Tax Benefit Preservation Plan Amendment

Also on July 12, 2013, Leap entered into Amendment No. 1 (the “Plan Amendment”) to the Tax Benefit Preservation Plan, dated as of August 30, 2011, between Leap and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent (the “Plan”). The Plan Amendment provides that neither the approval, execution or delivery of the Merger Agreement, the Voting Agreement or any amendments thereof or agreements in connection therewith, nor the consummation of transactions or entry into any agreements contemplated thereby, including the Merger, will (i) cause the Rights to become exercisable or entitle a holder of any Rights to exercise such Rights, (ii) cause Parent, Merger Sub, or any of their Affiliates or Associates or MHR or any of their Affiliates or Associates to become an Acquiring Person under the terms of the Plan, or (iii) give rise to a Distribution Date or a Stock Acquisition Date (as such terms are defined in the Plan). The foregoing summary of the Plan Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Plan Amendment, which is filed as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

See the description set forth under “Item 1.01—Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 8.01.	Other Events.

On July 12, 2013, Leap and AT&T issued a joint press release announcing they had entered into the Merger Agreement. A copy of such joint press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Lazard served as sole financial advisor to Leap. Wachtell, Lipton, Rosen & Katz served as legal counsel to Leap.

Important Additional Information About this Transaction

Leap intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Merger within ten (10) business days after the date of the Merger Agreement. Leap stockholders are urged to read the proxy statement when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Leap and the Merger, when available, without charge, at the SEC’s Internet site (www.sec.gov). In addition, copies of the proxy statement and other filings containing information about Leap and the proposed merger can be obtained, when available without charge, by directing a request to Leap Wireless International, Inc., Attention: Investor Relations, 5887 Copley Drive, San Diego, California 92111, by phone at (858) 882-9876, or on Leap’s website at www.leapwireless.com.

Leap, AT&T and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Leap’s stockholders in respect of the proposed merger. You can find information about Leap’s executive officers and directors in Leap’s definitive annual proxy statement filed with the SEC on April 30, 2013. You can find information about AT&T’s executive officers and directors in the proxy statement for AT&T’s definitive annual proxy statement filed with the SEC on March 11, 2013. You can obtain free copies of Leap’s annual proxy statement, and Leap’s proxy statement in connection with the Merger (when it becomes available), by contacting Leap’s investor relations department. Additional information regarding the interests of Leap’s directors and executive officers will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Leap may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain stockholder approval or the failure to satisfy the closing conditions, (3) the failure to obtain the necessary regulatory approvals on conditions permissible under the Merger Agreement, (4) risks related to disruption of management’s attention from Leap’s ongoing business operations due to the transaction and (5) the effect of the announcement of the Merger on the ability of Leap to retain customers and retain and hire key personnel and maintain relationships with its suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent Leap’s views as of the date on which such statements were made. Leap anticipates that subsequent events and developments may cause its views to change. However, although Leap may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Leap’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of Leap are described in the risk factors included in Leap’s filings with the SEC, including Leap’s 2012 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 12, 2013, by and among Leap Wireless International, Inc., AT&T Inc., Laser, Inc. and Mariner Acquisition Sub Inc.

4.1	First Amendment to the Tax Benefit Preservation Plan, dated as of July 12 between Leap Wireless International, Inc. and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC).

99.1	Press Release dated July 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

LEAP WIRELESS INTERNATIONAL, INC.

Date: July 12, 2013	By:	/s/ Robert J. Irving, Jr.
Robert J. Irving, Jr.
Chief Legal and Administrative Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 12, 2013, by and among Leap Wireless International, Inc., AT&T Inc., Laser, Inc. and Mariner Acquisition Sub Inc.

4.1	First Amendment to the Tax Benefit Preservation Plan, dated as of July 12 between Leap Wireless International, Inc. and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC).

99.1	Press Release dated July 12, 2013